Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Shareholders of Park City Group, Inc. and Subsidiaries
Park City, Utah

We consent to the use in this Registration Statement, number 333-136254, of Park City Group, Inc. and subsidiaries on Form SB-2/A of our audit report, dated September 22, 2006, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
October 17, 2006